UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2009

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19975 Victor Parkway, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 734-591-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 20, 2009, Valassis Communications, Inc. (the “Company”) received written notice from NYSE Regulation, Inc. that the Company had fallen below the continued listing standard of the New York Stock Exchange, Inc. (“NYSE”) set forth in Section 802.01B of the NYSE Listed Company Manual because over a 30 trading-day period the Company’s total market capitalization was less than $75 million and, at the same time, its stockholders’ equity was less than $75 million. As of February 18, 2009, the Company’s 30 trading-day average market capitalization was approximately $70.2 million. As of December 31, 2008, the Company’s stockholders’ equity was $5.4 million, down from $241.2 million as of September 30, 2008, due primarily to a $254.7 million pre-tax, non-cash impairment charge related to goodwill and other intangible assets that the Company recorded during the fourth quarter of 2008.

Under NYSE rules, the Company has 45 calendar days from receipt of the notice to submit a plan that demonstrates its ability to achieve compliance with the continued listing standard within 18 months of receipt of the notice. Upon receipt of the Company’s plan, the NYSE has 45 calendar days to review and determine whether the Company has made a reasonable demonstration of its ability to come into conformity with the relevant standard within the 18-month period. The NYSE will either accept the plan at which time the Company will be subject to ongoing monitoring for compliance with the plan, or the Committee will not accept the plan and the Company will be subject to suspension and delisting procedures. As required by the NYSE’s rules, the Company plans to notify the NYSE within 10 business days of receipt of the non-compliance notice of its intent to submit a plan to remedy its non-compliance.

As required under NYSE rules, the Company issued a Press Release on February 23, 2009 announcing that it had received the notice and that the Company intends to submit a plan to attain compliance with NYSE continued listing standards. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01 Other Events.

On February 23, 2009, the Company issued a press release announcing that State of Michigan, Wayne County Circuit Court Judge Michael Sapala formally scheduled the Company’s state law action against News America Incorporated for May 27, 2009. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Press release dated February 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.
(Registrant)
Dated: February 23, 2009
/s/ Robert L. Recchia
Robert L. Recchia
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 23, 2009